EXHIBIT 24

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Annual Report on Form 10-K for Year Ended December 31, 2004

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints William S. Demchak, Samuel R. Patterson, Thomas R. Moore and Karen M. Barrett, and each of them, with full power of substitution, such person’s true and lawful attorney-in-fact and agent to execute in such person’s name, place and stead, in any and all capacities, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004;

And such persons hereby ratify and confirm all acts that any said attorney or attorney-in-fact, or any substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the following persons in the capacities indicated as of this 16th day of February, 2005.

Name/Signature	Capacity
/s/ James E. Rohr	Director and Chairman and Chief Executive Officer (Principal Executive Officer)
James E. Rohr

/s/ Paul W. Chellgren	Director
Paul W. Chellgren

/s/ Robert N. Clay	Director
Robert N. Clay

/s/ J. Gary Cooper	Director
J. Gary Cooper

/s/ George A. Davidson, Jr.	Director
George A. Davidson, Jr.

/s/ Richard B. Kelson	Director
Richard B. Kelson

/s/ Bruce C. Lindsay	Director
Bruce C. Lindsay

/s/ Anthony A. Massaro	Director
Anthony A. Massaro

/s/ Thomas H. O’Brien	Director
Thomas H. O’Brien

/s/ Jane G. Pepper	Director
Jane G. Pepper

/s/ Lorene K. Steffes	Director
Lorene K. Steffes

/s/ Dennis F. Strigl	Director
Dennis F. Strigl

/s/ Stephen G. Thieke	Director
Stephen G. Thieke

/s/ Thomas J. Usher	Director
Thomas J. Usher

/s/ Milton A. Washington	Director
Milton A. Washington

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier